UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________________

FORM 8-K
__________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 12, 2019

SECURITY NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in this Charter)

Utah	000-09341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

5300 South 360 West, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 264-1060

Does Not Apply
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [   ]

Item 1.01.  Entry into a Material Definitive Agreement

Execution of Stock Purchase Agreement to Acquire Kilpatrick Life Insurance Company

On October 11, 2019, Security National Financial Corporation, through its wholly owned subsidiary, Security National Life Insurance Company (“Security Life”) entered into a stock purchase agreement (the “Stock Purchase Agreement”), with Kilpatrick Life Insurance Company, a Louisiana domiciled life insurance company (“Kilpatrick Life”) and its shareholders to purchase all of the outstanding shares of common stock of Kilpatrick Life. The closing of the transaction is subject to approval by the Louisiana Department of Insurance of the change of control of Kilpatrick Life. Closing will occur after approval by the Louisiana Department of Insurance.

Under the terms of the Stock Purchase Agreement, the aggregate purchase price for all the shares held by the Kilpatrick Life shareholders is $22,000,000 plus either (i) in the event that gains from the sale of bonds of Kilpatrick Life (“Bond Gains”) are equal or greater than $15,000,000, 50% of that amount by which the total amount of the Bond Gains exceeds $15,000,000, which amount, if any, shall be paid to the shareholders of Kilpatrick Life in addition to the $22,000,000 payment; or (ii) in the event the Bond Gains are less than $15,000,000, 100% of that amount by which $15,000,000 exceeds the total amount of the Bond Gains will be deducted from the $22,000,000 payment (collectively, the “Purchase Price”), allocable among the Kilpatrick Life shareholders on a pro rata basis. From the Purchase Price, an indemnification amount of $1,400,000 will be deducted and deposited into an indemnification escrow fund to be held for the purpose of securing the indemnification obligations of the Kilpatrick Life shareholders pursuant to the terms of the Stock Purchase Agreement.

It should be noted that Kilpatrick Life has never prepared financial statements in accordance with accounting principles generally accepted in the United States (GAAP). Instead, Kilpatrick Life only has audited statutory financial statements filed with insurance regulators prepared in accordance with statutory accounting principles. The estimated GAAP financial information (unaudited) of Kilpatrick Life for the year ended December 31, 2018 is as follows: (i) revenues – $21,062,000; (ii) pre-tax income (loss) from continuing operations – ($2,514,000); and (iii) net income (loss) – ($1,994,000). Additionally, as of December 31, 2018, the estimated total amount of assets of Kilpatrick Life on a GAAP basis was between approximately $207,000,000 and approximately $217,000,000. Moreover, as of December 31, 2018, Kilpatrick Life had approximately 142,000 policies in force.

In addition to Security Life’s payment of the Purchase Price, and subject to approval by the Louisiana Department of Insurance, Security Life has agreed to cause Kilpatrick Life to satisfy the total amount that is owed by Kilpatrick Life to Rose-Neath Funeral Homes, Crematorium and Cemeteries, Inc. (“Rose-Neath”) pursuant to a surplus note by first offsetting the surplus note, plus accrued interest thereon, against certain amounts owed by Rose-Neath to Kilpatrick Life, and second by paying any remaining amounts owed on the surplus note, including the accrued interest thereon, in the total amount of approximately $3,400,000.

Pursuant to the Stock Purchase Agreement, Security Life and Kilpatrick Life have also entered into a coinsurance agreement (the “Coinsurance Agreement”), effective October 1, 2019, which was approved by the Louisiana Department of Insurance. Subject to the terms and conditions of the Coinsurance Agreement, Security Life, as coinsurer, has agreed to coinsure all of the life insurance policies of Kilpatrick Life in exchange for receipt of a settlement amount equal to the reserves associated with the coinsured insurance policies. The settlement agreement, which is estimated to be approximately $166,453,000, also includes an additional transfer of assets sufficient to return the ratio of the reinsurer’s adjusted capital and surplus divided by its risk-based capital factor after the application of the Coinsurance Agreement to that ratio which existed prior to the application of the Coinsurance Agreement.

Thus, as of October 1, 2019, Kilpatrick Life has ceded to Security Life, as coinsurer, and Security Life has accepted and coinsured 100% of Kilpatrick Life’s contractual liabilities under Kilpatrick Life’s life insurance policies by means of indemnity reinsurance.  Also as of October 1, 2019, Security Life, as coinsurer, is entitled to exercise all contractual rights and privileges of Kilpatrick Life under its life insurance policies in accordance with the terms and provisions of such policies and applicable law. After the closing date, Security Life, as coinsurer, agreed to be responsible for and will be obligated with respect to 100% of the contractual liabilities under the life insurance policies in accordance with the terms and conditions of the policies and applicable law. Unless otherwise directed by Security Life, as coinsurer, Kilpatrick Life will administer the policies on behalf of Security Life, as coinsurer, for the duration of the Coinsurance Agreement.

With limited exceptions, the coinsurance provided under the Coinsurance Agreement will remain continuously in force.  Both Kilpatrick Life and Security Life, as coinsurer, have the right to require the recapture of the insurance policies by Kilpatrick Life upon written notice of either party to the other party and the Louisiana Department of Insurance. The recapture will be effective immediately upon delivery of such notice, unless otherwise mutually agreed to in writing. Unless otherwise mutually agreed to in writing, any recapture will apply to 100% of all of the policies.

Item 9.01.  Financial Statements and Exhibits

(c)   Exhibits

10.1	Stock Purchase Agreement dated October 11, 2019, with Kilpatrick Life Insurance Company, excluding exhibits

10.2	Coinsurance Agreement dated October 11, 2019 with Kilpatrick Life Insurance Company, excluding exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION
(Registrant)

Date: November 12, 2019	By: /s/ Scott M. Quist

Scott M. Quist, Chairman, President and
Chief Executive Officer